Exhibit 99.1

Ira Lamel/Mary Anthes
The Hain Celestial Group, Inc.
631-730-2200

HAIN CELESTIAL COMPLETES
STRATEGIC ACQUISITION IN THE UNITED KINGDOM

ACQUIRES MARKET-LEADING BRANDS INCLUDING HARTLEY’S® AND SUN-PAT®

Provides Entry Into Ambient Grocery Categories
$0.25 Per Share Accretion Expected in Fiscal Year 2013

Melville, NY, October 29, 2012—The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic products company providing consumers with A Healthy Way of Life™, today announced the closing of the acquisition of Premier Foods plc’s portfolio of market-leading packaged grocery brands including Hartley’s®, Sun–Pat®, Gale’s®, Robertson’s®, and Frank Cooper’s®—with peanut butter, honey, jams, fruit and jelly, marmalade and chocolate product offerings—along with its Histon manufacturing base in Cambridgeshire, United Kingdom.
The acquisition is expected to be accretive to Hain Celestial’s earnings beginning with the second quarter of fiscal year 2013. The Company estimates that net sales during the eight month period from closing to June 30, 2013 will approximate $180 million with accretion in earnings per diluted share during that period approximating $0.25 before acquisition related charges. Consideration consisted of £170 million in cash and 836,426 shares of Hain Celestial common stock.
The business being acquired generated over $250 million in sales in its last fiscal year, of which approximately 60% were branded products, and will become part of the Hain Daniels Group. Hain Daniels Group, wholly owned by Hain Celestial, was established in October 2011 following the acquisition of The Daniels Group. Hain Daniels makes and sells fresh food and drinks in eight chilled and frozen food categories under leading brands including the New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Linda McCartney®, Farmhouse Fare® and Lovetub®.
“This acquisition furthers our goal to expand in the United Kingdom and positions the newly expanded Hain Daniels business in the top 40 of all food and beverage suppliers in the UK,” commented Irwin Simon, Founder, President and Chief Executive Officer of Hain Celestial. “We expect to leverage the loyal customer base from Hartley’s, Sun-Pat, Gale’s, Robertson’s, Frank Cooper’s and Rose’s with our existing global brands including Rice Dream®, Celestial Seasonings®, Earth’s Best®, Terra® Chips and Sensible Portions® in the United Kingdom marketplace.”
“Our mission at Hain Daniels is to offer our customers and the consumer relevant, convenient, inspiring and innovative branded fruit and vegetable solutions for a wide variety of consumption occasions. We believe creating an Ambient Grocery Division through the acquisition and integration of these Premier Foods brands with its experienced workforce will strengthen this proposition,” added Rob Burnett, Chief Executive Officer, Hain Daniels.
The Company will conduct a conference call on Thursday, November 1, 2012 at 4:30 PM Eastern Time to review its First Quarter Fiscal Year 2012 results, which will be released prior to the call. The Company expects to discuss the transaction at that time.

The Hain Celestial Group, Inc. • 58 South Service Road • Melville, NY 11747 • 631-730-2200
www.hain-celestial.com

Safe Harbor Statement
This press release contains forward-looking statements under Rule 3b-6 of the Securities Exchange Act of 1934, as amended. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause the Company’s actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include the Company’s expectations relating to (i) the impact of the acquisition on the Company’s sales and earnings in fiscal year 2013; (ii) the Company’s plans to expand existing brands and product distribution and enter into new categories and the results therefrom; (iii) the Ambient Grocery Division; and (iv) expansion in the United Kingdom. These risks include but are not limited to the Company’s ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2013 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company’s customers and consumers’ product preferences, and the Company’s business, financial condition and results of operations; the Company’s expectations for its business for fiscal year 2013 and its positioning for the future; changes in estimates or judgments related to the Company’s impairment analysis of goodwill and other intangible assets, as well as with respect to the Company’s valuation allowances of its deferred tax assets; the Company’s ability to implement its business and acquisition strategy, including its strategy for improving results in the United Kingdom and the integration of the Daniels Group acquisition; the ability of the Company’s joint venture investments, including Hain Pure Protein Corporation, to successfully execute their business plans; the Company’s ability to realize sustainable growth generally and from investment in core brands, offering new products and its focus on cost containment, productivity, cash flow and margin enhancement in particular; the Company’s ability to effectively integrate its acquisitions; competition; the success and cost of introducing new products as well as the Company’s ability to increase prices on existing products; the availability and retention of key personnel; the Company’s reliance on third party distributors, manufacturers and suppliers; the Company’s ability to maintain existing customers and secure and integrate new customers; the Company’s ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel, raw materials and commodity costs; the effects on the Company’s results of operations from the impacts of foreign exchange; changes in, or the failure to comply with, government regulations; the availability of natural and organic ingredients; the loss of one or more of our manufacturing facilities; our ability to use our trademarks; reputational damage; product liability; seasonality; the Company’s reliance on its information technology systems; and other risks detailed from time-to-time in the Company’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 30, 2012. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.
The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, Ethnic Gourmet®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun–Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, GG UniqueFiber®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene® and Earth’s Best TenderCare®. Hain Celestial has been providing “A Healthy Way of Life™” since 1993. For more information, visit www.hain-celestial.com.

The Hain Celestial Group, Inc. • 58 South Service Road • Melville, NY 11747 • 631-730-2200
www.hain-celestial.com